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                                                                   EXHIBIT 10.26

                             FIRST AMENDMENT TO THE
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT



        This First Amendment to the Amended and Restated Employment Agreement (this "AMENDMENT"), dated as of May 18, 1999, is entered into by and among LONG BEACH FINANCIAL CORPORATION, a Delaware corporation ("LBFC"), and LONG BEACH MORTGAGE COMPANY, a Delaware corporation ("LBMC") (collectively, the "COMPANY"), and _____________ ("EXECUTIVE").

                                 R E C I T A L S

        WHEREAS, the Company and Executive have entered into an Amended and Restated Employment Agreement dated January 1, 1998 (the "AGREEMENT"), which provides the terms and conditions of Executive's employment with the Company.

        WHEREAS, the Company and Executive desire to amend the terms of the Agreement, and, pursuant to resolutions duly adopted on May 18, 1999, the Board of Directors of the Company has determined that this Amendment is in the best interests of the Company and its stockholders;

        NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree that the Agreement shall be amended as follows:

                                A M E N D M E N T

        1. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings given to them in the Agreement, as amended hereby.

        2. Immediately following Section 3.6, a new Section 3.7 shall be added as follows:

        "3.7 GROSS-UP PAYMENT. If Executive becomes entitled to payments in the nature of compensation, including without limitation the Change in Control Payment described in Section 3.6 of the Agreement, all wages and salary, bonuses, severance pay, fringe benefits and the accelerated vesting of options or other equity-based compensation (including any accelerated vesting of options as described in Section 7.2 of the Incentive Plan) that constitute a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor statute then in effect (collectively, the "Aggregate Change in Control Payments"), then the Company shall pay an additional amount (the "Gross-Up Payment") to Executive at the time specified in the following paragraph. The Gross-Up Payment shall be equal to the amount necessary so that the net amount of the Aggregate Change in Control Payments retained by Executive, after subtracting the parachute excise tax imposed by
Section 4999 of the Code, as amended, or any successor statute then in effect (the "Excise Tax"), and after also subtracting all federal, state or local income tax, FICA tax and Excise Tax on the


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Gross-Up Payment, shall be equal to the net amount of the Aggregate Change in
Control Payments that Executive would have retained if no Excise Tax had been imposed and no Gross-Up Payment had been paid. The amount of the Gross-Up Payment shall be determined in good faith by independent accountants or tax counsel selected by the Company and acceptable to Executive, who shall apply the following assumptions: (i) Executive shall be treated as paying federal income taxes at the highest marginal rate in the calendar year in which the Gross-Up Payment is made, and (ii) Executive shall be treated as paying state and local income taxes at the highest marginal rate(s) in the calendar year in which the Gross-Up Payment is made in the locality of Executive's residence as of the effective date of Executive's termination or resignation, net of the maximum reduction in federal income taxes that could be obtained from deducting those state and local taxes.

        The Gross-Up Payment shall be made within five business days after the effective date of Executive's termination or resignation, provided that if the Gross-Up Payment cannot be determined within that time, the Company shall pay Executive within that time an estimate, determined in good faith by the Company, of the minimum amount of the Gross-Up Payment and shall pay the remainder (plus interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount can be determined but in no event later than the 30th day after the effective date of Executive's termination or resignation. If the estimated payment is more than the amount later determined to have been due, the excess (plus interest at the rate provided in Section 1274(b)(2)(B) of the Code) shall be repaid by Executive within five business days after written demand.

        If the actual Excise Tax imposed is more than the amount that was taken into account in determining the amount of the Gross-Up Payment, the Company shall make an additional gross-up payment in respect of such excess (plus interest at the rate provided in Section 1274(b)(2)(B) of the Code) at the time that the amount of the excess is finally determined."

        3. This Amendment shall be construed and enforced in accordance with the laws and decisions of the State of California.

        4. Except as specifically modified by this Amendment, all provisions of the Agreement shall remain in full force and effect.

        5. In the event of any inconsistency between the provisions of this Amendment and any provision in the Agreement, the terms and provisions of this Amendment shall govern.

        6. This Amendment may be executed in identical counterpart copies, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment.


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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date and year first written above.


                                            The "Company":

                                            LONG BEACH FINANCIAL CORPORATION

                                            By:
                                                   -----------------------

                                            Name:
                                                   -----------------------

                                            Title:
                                                   -----------------------


                                            LONG BEACH MORTGAGE COMPANY


                                            By:
                                                   -----------------------

                                            Name:
                                                   -----------------------

                                            Title:
                                                   -----------------------



                                            "Executive":

                                            -----------------------------
                                            Name:


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